10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

May 2012

Members and Friends:

Please Note: You are receiving this paper newsletter because we do not have a functional/current email address for you. Please sign up to receive your future SIRE communications by email, send your email address to sire@sireethanol.com. Newsletters are always available at our website www.sireethanol.com under the ‘SIRE Newsletter’ tab on the left hand side of the page.

Safety- On April 19 we received an ERI Safety Audit score of 96%; our highest score ever. During the first week of April we completed our Annual Shutdown, and did it without an accident or incident. This shut down had over 200 contractors on-site and they worked safely with all our staff to complete the many repairs and maintenance planned. The plant continues to work without a lost time day accident since October 23, 2009 (922 days as of May 2, 2012). Our accident- incident rate continues to improve over the past year.

Financials- On May 1, 2012 we announced our unaudited financial results for the second fiscal quarter. Our Form 10-Q and a press release with our financial results for the second quarter were filed with the SEC on May 1, 2012. You can access the Form 10-Q report and the press release at our website www.sireethanol.com . Click on the Investor Relations Tab and select “SIRE’s SEC forms are available for viewing on the SEC's website- View”.  Our reports, prepared quarterly and annually, although lengthy, do contain additional and interesting statistical information. The press release related to our most recent filing can also be accessed from the Newsletter Tab and select Press Releases, May 2012.

Operations- This past quarter, we produced 31.989 million gal of ethanol; our yield was 2.81 gal of ethanol per bushel. Our March numbers were a record for the plant, with over 11 million gals produced; we also produced 2.7 mil lbs. of corn oil and 27,000 tons of DDGS. This past fall and winter wet distillers grains has become a good market for the plant, and we have been selling an average of 2,500 tons a week. We continue to be able to make wet feed on request when it is a good value to corn.
The production, maintenance and grains departments were instrumental in completing a safe and successful shut down. We have over 900 locks used in our lock out program. Our contractors were well prepared and worked efficiently to get the plant back to operations in a timely manner. Once back up the plant continues to run well, and the production department is now working on identifying additional bottle necks and future capital projects.

 Human Resources and Training- In April, DOT Hazmat training was completed with all employees who load/unload or invoice hazardous materials. Earlier, Davenport Dryer came in and provided training on how to operate, maintain and clean the dryers, for optimal operation. The Production Operators continue to work on demonstration and testing for the key production areas of Cook, Fermentation, Distillation, Energy Center and Board Operator. Our Lab and Environmental Manager attended training on Environmental Coordination in St. Louis. SCBA (self-contained breathing apparatus) training was provided for all individuals required to wear breathing apparatus. In March all Managers were certified in CPR and First Aid. CPR will be offered to staff as well. It is reported that many individuals who learn this life saving skill at work actually use it in a personal setting, such as at home or in the community.
Training on the skills of Behavioral Interviewing was provided by Pete Boothby, VP of Human Resources, Treynor State Bank, and Heidi Guttau-Fox, BairdHolm Attorneys At Law. We continue to improve on selecting

SIRE Newsletter – Volume VI Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
Page | 1of 2

the individuals who will be successful at SIRE, and who will provide SIRE with opportunities for success as well.

Markets- The end of March brought the retirement of Chuck Peterson, Merchandizer for Bunge. Chuck had worked with Bunge for over 30 years, and had been the SIRE corn merchandizer since we opened for deliveries in 2009. We wish him well in his retirement. Kristan Barta of Bunge was promoted to the SIRE/Commercial Manager position, responsible for corn buying and sales of by-products. You can also ask for Channing Batz for SIRE bids and by-product sales. They can be reached either by calling SIRE (712-366-0392) or by calling the Bunge Council Bluffs offices directly (712-366-3600).
Corn continues to come in; we have seen it slow with the early arrival of warm weather.

General Manager Notes- We held our Annual Meeting on March 16, 2012, at the Treynor Community Center. If you were unable to join us the presentation power points are posted on our website (under Investor Relations). Karol King, Chairman of the Board, announced the first distribution to members;  payments were disbursed April 27, 2012. At the Annual Meeting our Speakers were William Holbrook, ProExporter, presenting on projections on corn availability in the Midwest and ethanol sales nationally and internationally. We also had Dave Vander Griend, ICM, provide a presentation on the Urban Air Initiative. He shared several key studies on air quality in areas of vehicle congestion. You can read both of these presentations on our website.
On April 18, 2012 Governor Branstad and Lt. Governor Reynolds toured the plant. They were joined by several local officials. We were pleased to show them our plant. The Governor expressed his support for ethanol in the fuel supply and shared his thoughts on the current legislative session and the recent economic growth that has expanded in Southwest Iowa

Additional Storage- The Board is currently considering additional storage capacity on site; with the increased capacity in gallons produced we will need additional storage. We will be working to determine our options, and to make sure we have the proper plans in place. If you are interested in utilizing the additional storage space, or have questions, please contact Karol King (712-592-1160), Ted Bauer (712-304-0060) or Brian Cahill (see phone number below.)

As always, please feel free to contact me at (712) 352-5002 should you have any questions.
Thank you for your support

Brian Cahill, General Manager/CEO

Sign up to receive our Newsletter by email on the SIRE website, www.sireethanol.com

SIRE Newsletter – Volume VI Issue 2
This newsletter contains forward-looking statements.  We undertake no responsibility to update any forward-looking statement.  When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements.  Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
Page |  2 of 2

10868 189th Street Council Bluffs, IA 51503 712-366-0392 Phone 712-366-0394 Fax

May 7, 2012

Dear Shareholder,

Our good friends at the Iowa Renewable Fuels Association (IRFA) are requesting that our shareholders take part in a quick survey as a part of IRFA’s 10th Anniversary. The survey only takes less than three minutes and provides great insights into a decade of progress and prosperity for renewable fuels and Iowa.  And one survey respondent will win $250 in ethanol bucks!!

Please take a few minutes of your time and click the following link to take you to the short survey: http://www.surveybuilder.com/s/JibPOd-uQAA

The Iowa Renewable Fuels Association (IRFA) brings together Iowa ethanol and biodiesel producers to foster the development and growth of the state’s renewable fuels industry through education, promotion and infrastructure development. IRFA is committed to making Iowa a leader in producing renewable fuels and value-added co-products.

For more information visit the IRFA website at www.iowarfa.org, call the IRFA at (515) 252-6249 or email info@IowaRFA.org.

Thank you for participating,

Sincerely,

/s/ Brian Cahill
Brian Cahill CEO